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                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2000 with respect to the financial statements of John Hancock Variable Life Insurance Company and our report dated February 11, 2000 with respect to the financial statements of John Hancock Variable Annuity Account JF, both of which are included in the Post Effective Amendment No. 4 to the Form S-1 Registration Statement (File No. 33-64945) and the related prospectuses of John Hancock Variable Annuity Account JF.


                                                      /s/ Ernst & Young LLP
                                                      ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 2000